Exhibit 4.14
LOAN, SECURITY AND PLEDGE AGREEMENT
     THIS LOAN, SECURITY AND PLEDGE AGREEMENT (“Agreement”) is made, executed, delivered and entered into as of December 27, 2007, by and between the FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST, a Delaware statutory trust (“Borrower”) and FEDERAL-MOGUL CORPORATION, a Delaware corporation (“Federal-Mogul”) or its designee (“Lender”).
Preliminary Statement
     WHEREAS, on December 27, 2007 (the “Effective Date”), the Fourth Amended Joint Plan of Reorganization for Federal-Mogul Corporation, a Michigan corporation and predecessor-by-merger to Federal-Mogul, and certain of its United States and United Kingdom affiliates (the “Plan”) became effective in accordance with the terms of the Plan;
     WHEREAS, Section 8.22.4.2(c) of the Plan provides for (i) the Trust to issue a note to Federal-Mogul on the Effective Date in the face amount of $140,000,000, which note shall mature on the sixty-first (61st) day after the Effective Date, and (ii) Federal-Mogul to hold a possessory security interest in 7,793,333 shares of Class B Stock (as defined herein) as security for the obligations under the Note;
     WHEREAS, Borrower and Lender have entered into this Agreement and the other Loan Documents (as hereinafter defined) to evidence and set forth the terms and conditions of the loan that Lender is making available to Borrower, for the sum of One Hundred Forty Million Dollars ($140,000,000.00) in accordance with the term loan facility provided in this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1
CERTAIN DEFINITIONS
     Capitalized terms used in this Agreement or in any Loan Document shall have the meanings set forth in this Section 1. To the extent required by the context in which any defined term is used, the definitions include the singular and plural forms of the terms defined. Any defined term that relates to a document, instrument or agreement shall include within its definition any amendments, addenda, modifications, supplements, renewals, restatements, extensions, or substitutions that may be hereafter executed in accordance with the terms hereof. Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.
     1.1 Defined Terms
           “Agreement” shall have the meaning set forth in the first paragraph hereof.
           “Applicable Law” means in respect of any Person, all provisions of constitutions, statutes, rules, ordinances, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.
          “Business Day” means each day that is not a Saturday or Sunday or a legal holiday under the laws of the State of New York.
          “Class B Stock” means Class B common stock issued by Federal-Mogul.
          “Closing Date” means December 27, 2007, which is the effective date of this Agreement.
          “Code” means the Uniform Commercial Code as adopted and in effect in the State of Delaware.
          “Collateral” means (a) 7,793,333 shares of Class B Stock (the “Pledged Class B Stock”), which shall have been withheld by Federal-Mogul from distribution to the Trust pursuant to the Plan; and (b) all proceeds (as defined in the Code) of the Pledged Class B Stock (including, without limitation, any and all dividends, distributions or payments of cash, stock, property or rights that Borrower receives in respect of its Pledged Class B Stock).
          “Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors or insolvent Persons from time to time in effect and generally affecting the rights of creditors.
          “Default” means an event or condition the occurrence of which immediately is, or with the lapse of time or the giving or notice or both would become, an Event of Default.
          “Event of Default” shall have the meaning set forth in Section 7 of this Agreement.
          “Exhibits” refers to all of the exhibits attached to this Agreement or any Loan Document.
          “Final Maturity Date” means February 25, 2008, or any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, pursuant to this Agreement or any Loan Document.
          “GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

          “Governmental Authority” means any federal, state, county, municipal or other governmental or quasi-governmental department, commission, board, bureau, authority, court, agency, or instrumentality having jurisdiction over Borrower or the Collateral.
          “Lien” means a security interest, or mortgage or collaterally assigned interest or pledge, or any interest in tangible or intangible property securing an obligation owed to, or claimed by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.
          “Loan” means the interest-free term loan facility provided for in this Agreement in the principal amount of One Hundred Forty Million Dollars ($140,000,000.00).
          “Loan Documents” means, collectively, this Agreement, the Note, financing statements as provided under the Code, and any other documents, agreements and instruments relating to the Loan.
          “Loan Term” means the period from the Closing Date until the Final Maturity Date.
          “Material Adverse Effect” means, an outcome that comprises: (a) a material adverse change to Borrower taken as a whole, or (b) the material impairment of the rights and remedies of Lender under any of the Loan Documents, including without limitation Lender’s ability to enforce the Obligations or realize upon any material portion of the Collateral, or (c) a determination by a Governmental Authority, that is final and nonappealable, of any illegality, invalidity, or unenforceability of this Agreement or any of the Loan Documents, including without limitation the validity, perfection, or priority of any Lien in favor of Lender in respect of the Collateral.
          “Note” means a secured promissory note of Borrower payable to Lender in the initial principal amount of One Hundred Forty Million Dollars ($140,000,000.00) evidencing the Loan (and any promissory note of Borrower issued in addition thereto or in substitution therefor that evidences the Loan) dated the Closing Date that is executed and delivered by Borrower to Lender in substantially the form attached hereto as Exhibit B.
          “Obligations” means all principal due or becoming due to Lender in respect of the Loan.
           “Organizational Documents” shall have the meaning set forth in Section 5.2 of this Agreement.
           “Person” means an individual, partnership, corporation, joint venture, limited liability company, trust, trustee, association, joint stock company, estate, unincorporated organization, real estate investment trust, syndication, other entity, or a government or agency or political subdivision thereof.
           “Pledged Class B Stock” has the meaning specified in the definition of “Collateral” set forth herein.

          “Schedules” refers to any schedules attached to this Agreement or any Loan Document.
SECTION 2
THE LOAN
     2.1 Extension of the Loan.
          (a) On the Closing Date, subject to the terms and conditions set forth herein and as provided for in the Plan, Lender agrees to make the Loan to Borrower.
          (b) On the Closing Date, Borrower shall authorize, execute and deliver to Lender the Note, which shall evidence the Loan.
     2.2 Repayment.
     (a) Subject to Section 2.2(b), Borrower hereby promises to repay in full on the Final Maturity Date the outstanding principal amount of the Loan in cash or other immediately available funds.
     (b) Notwithstanding the foregoing, each of Borrower and Lender hereby agrees that in the event (i) Borrower does not make the cash payment described in Section 2.2(a) above on or before the Final Maturity Date, or (ii) the outstanding principal amount of the Loan is not paid in full in cash by Thornwood Associates Limited Partnership in accordance with Section 8.22.4.2(d) of the Plan on or before the Final Maturity Date, then Lender shall automatically, and without further notice or action, have full and complete ownership of the Pledged Class B Stock, and any right, title and interest of Borrower in the Pledged Class B Stock shall be deemed completely cancelled and all of Borrower’s obligations under the Note shall be deemed satisfied in full. Upon Lender taking ownership of the Pledged Class B Stock pursuant to this Section 2.2(b), Federal-Mogul shall record the transfer of the shares of Pledged Class B Stock to Lender on Federal-Mogul’s corporate records and Borrower shall execute any other documents and take any other action necessary or advisable to affirm, effectuate or evidence Lender’s ownership of the Pledged Class B Stock.
     2.3 Accountings. Lender is hereby authorized to record in its manual or data processing records the date and gross amount of the Loan made in favor of Borrower and payments and transfers in respect of the Loan; provided, that the failure to make any such record entry with respect to the Loan or payment or source of payment shall not limit or otherwise affect Borrower’s Obligations under the Loan Documents.
SECTION 3
COLLATERAL
     3.1 Grant of Security Interest. To secure the prompt and complete payment and performance by Borrower of all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms the granting to Lender of, a continuing first priority security interest in and to the Collateral, whether now owned or existing or hereafter acquired, reacquired or arising, and regardless of where located. Borrower acknowledges and confirms that Lender has been granted and continues to hold, a continuing security interest and Lien in, to and upon, and right of set-off with respect to, the Collateral.
     3.2 Financing Statements. Borrower hereby authorizes Lender or Lender’s designees to file with the appropriate state authorities financing statements (including amendments and continuation statements) provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender’s security interest in the Collateral. At any time and from time to time, upon request by Lender, Borrower shall duly execute, acknowledge, and deliver to Lender any assignment, financing statement, instrument, document or other agreement, and take any other action that Lender may reasonably request, to create, preserve, continue, perfect or ratify the security granted in this Agreement, or that Lender may deem reasonably necessary to protect, exercise or enforce its rights with respect to the Collateral, or that may otherwise be necessary to effect for Lender the benefit of the security intended to be granted herein. All documents to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.
     3.3 Stock Certificates. Borrower shall deliver, upon the execution of this Agreement, certificate(s) representing the shares of Pledged Class B Stock together with appropriate stock powers duly executed in blank, to be held by Lender, in pledge, subject to the terms hereof. Lender shall be entitled to receive and hold in pledge hereunder in connection with any of the shares of Pledged Class B Stock, any: (i) stock certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, or sale of assets, combination of shares or stock splits; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the shares of Pledged Class B Stock, or otherwise; and (iii) after the occurrence of and continuation of any Event of Default, any dividend or distribution payable in cash or property on the shares of Pledged Class B Stock.
     3.4 Security Agreement. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein or in any Loan Document, or (b) by law, or (c) as to such part of the Collateral that is also reflected in any filed assignment or financing statement, by the specific provisions of the Code or other Applicable Law now or hereafter enacted, all at Lender’s sole election, as may be exercised on one or more occasions.
     3.5 Proxy. Borrower shall, concurrently with the execution hereof (and upon its subsequent acquisition of any additional shares), execute and deliver to Lender a proxy in the form of Exhibit A hereto designating Lender as the proxy and attorney-in-fact with full authority to vote all shares of Pledged Class B Stock owned beneficially or of record by Borrower at any annual or special meeting of the stockholders of Federal-Mogul in accordance with the terms of said proxy upon occurrence of and continuation of an Event of Default. Prior to an Event of Default, Borrower shall have the right to vote all shares of Pledged Class B Stock owned beneficially or of record by Borrower, unless an Event of Default would occur as a result of such vote.

     3.6 Release of Collateral. Upon satisfaction in full of the Obligations, the Collateral that is not transferred to Lender in accordance with Section 2.2(b) hereof shall be released, and Lender, at Lender’s cost and expense, shall take such actions and execute and deliver such releases or other documents as Borrower shall reasonably request to effect such release.
SECTION 4
CONDITIONS PRECEDENT TO CLOSING AND FUNDING
     The obligation of Lender to fund the Loan shall be subject to the satisfaction of each of the following conditions precedent (or waiver by Lender in its sole discretion), in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:
     4.1 Closing Deliveries. Borrower shall have delivered the duly executed Loan Documents to Lender and the Loan Documents shall be in full force and effect unless otherwise agreed in writing by Lender.
     4.2 Security Interest. Lender shall have received satisfactory evidence that the security interest and Lien granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute a first priority perfected Lien on the Collateral.
     4.3 Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.
SECTION 5
GENERAL REPRESENTATIONS AND WARRANTIES
     As a material inducement to Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows, which representations and warranties, as may be updated, supplemented, modified and recertified by Borrower in writing, shall remain true throughout the Loan Term:
     5.1 Formation, Existence, Qualification and Compliance.
          (a) Borrower is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower’s principal place of business and chief executive office is located at Borrower’s principal place of business and chief executive office is located at 1220 19th Street, NW, Suite 700, Washington, DC 20036..
          (b) Borrower has all requisite power and authority to conduct its businesses and own its assets, and to perform the Obligations under the Loan Documents.
     5.2 Authorization, Execution and Enforceability.
          (a) Execution and Performance. The Loan Documents have been duly authorized by all necessary action, duly executed and delivered, and constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower has and will continue to have during the Loan Term all requisite power and authority to perform its obligations under the Loan Documents.
          (b) Other Agreements. The execution, delivery, performance under, and compliance with the terms and provisions of the Loan Documents will not (i) require any consent or approval not heretofore obtained of any Person having an interest in, or jurisdiction or control over Borrower, (ii) violate any provisions of, or require any consent or approval not heretofore obtained under, the trust agreement or other governing document applicable to Borrower (collectively, “Organizational Documents”), (iii) result in the creation or imposition of any Lien, claim, charge or other rights in others or restrictions (other than as provided in the Loan Documents), that could or would cause a Material Adverse Effect to occur with respect to Borrower or its ability to perform its obligations (including without limitation the Obligations), (iv) violate any law, writ, order, regulation, injunction, decree, determination or award that would or could cause a Material Adverse Effect to occur with respect to Borrower or its ability to perform its obligations (including without limitation the Obligations), or (v) conflict or be inconsistent with, or result in any breach or default under, or permit acceleration or cancellation of, any contract, agreement, lease, or commitment to which Borrower is a party or is bound.
          (c) Approvals. There is no approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any Governmental Authority or other Person required to permit Borrower to borrow the Loan that has not been obtained and fully issued in connection with the execution, delivery and performance by Borrower of any of the Loan Documents or the enforcement by Lender of any of the Loan Documents.
     5.3 Tax Identification. Borrower’s federal taxpayer’s identification number is 26-1540946.
     5.4 Use of Proceeds/Margin Stock. None of the proceeds of the Loan will be used to purchase or carry any “margin stock” (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter 11. Borrower is not, and is not required to register as, an investment company as defined by the Investment Company Act of 1940, as amended.
     5.5 Representations as to the Collateral Title. Borrower has good and marketable title to the Collateral free and clear of all Liens other than the Lien granted hereunder.
     5.6 Perfection of Security Interest. (a) The execution and delivery of this Agreement and the other Loan Documents and (b)(i) the filing or recording of Code financing statements in the office of the Secretary of State of Delaware or (ii) the taking possession by Lender of the certificates representing the Collateral will create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral to the extent such security interest may be perfected under the Code. The Collateral secures and shall secure the full payment and performance of the Obligations under this Agreement.
     5.7 Full Disclosure. No representation or statement made by Borrower in any Loan Document contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein in light of the circumstance in which they were made not misleading.
SECTION 6
COVENANTS
     So long as any portion of the Obligations under the Loan Documents remains unpaid, Borrower covenants and agrees as follows:
     6.1 Payment of Indebtedness and Performance of Obligations. Borrower shall pay the Loan (or permit the transfer of the Collateral in accordance with Section 2.2(b) hereof) and promptly perform all of its Obligations hereunder and under the Loan Documents. Borrower will do all things necessary that are not prohibited by law to ensure that the representations and warranties set forth herein or in any Loan Document remain true and correct, and to prevent the occurrence of any Event of Default.
     6.2 Notice of Default or Event of Default. Immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, Borrower shall furnish to Lender a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.
     6.3 Compliance with Laws. Borrower shall comply with, conform to and obey all Applicable Laws and each indenture, order, instrument, agreement or document to which Borrower is a party or by which Borrower is bound.
     6.4 Maintenance of Existence, Qualification and Assets. Borrower shall at all times (a) maintain its legal existence in current active status, (b) maintain its qualifications to transact business and good standing in the State of Delaware and in any jurisdiction where it conducts business, and (c) comply or cause compliance with all Applicable Laws except where the failure to comply would not result in a Material Adverse Effect.
     6.5 Further Assurances. Borrower will execute and deliver, or cause to be executed and delivered, such other security agreements, financing statements and assignments and such other agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations under the Loan Documents and to maintain a valid, enforceable and perfected first priority lien and security interest in the Collateral granted to lender to secure the Obligations under the Loan Documents.
     6.6 Collateral. Except where the proceeds of any sale of the Collateral will be applied to satisfaction of the Obligations (including a transfer of the Pledged Class B Stock to Lender in complete satisfaction of the Obligations), as provided for in the Plan, or as may otherwise be consented to by Lender, Borrower shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber all or any portion of the Collateral until the Obligations are repaid in full in cash or this Agreement is terminated.
SECTION 7
EVENTS OF DEFAULT
     An “Event of Default” shall exist if any of the following shall occur:
     7.1 Payments. Borrower shall fail to pay the principal of the Loan on or before the Final Maturity Date.
     7.2 Covenant Defaults. Borrower shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents, and such failure shall continue for five (5) days after Lender delivers written notice thereof to Borrower; provided, however, if the failure is incapable of cure within such five (5) day period and Borrower shall be diligently pursuing a cure, such five (5) day cure period shall be extended by an additional period not to exceed five (5) days.
     7.3 Warranties or Representations. Any statement, representation or warranty made by or on behalf of Borrower in the Loan Documents, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect as of the date made or reaffirmed.
     7.4 Bankruptcy.
          (a) If (i) a petition under any Debtor Relief Law is filed by Borrower, (ii) Borrower consents to the entry of an order for relief against it in an involuntary case filed against Borrower, (iii) Borrower consents to the appointment of a trustee, receiver, assignee, liquidator or similar official, (iv) Borrower makes an assignment for the benefit of its creditors, or (v) Borrower admits in writing its inability to pay its debts as they become due.
          (b) If a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that (i) is of the relief against Borrower in any involuntary proceeding under a Debtor Relief Law, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or substantially all of Borrower’s properties, or (iii) orders the liquidation of Borrower, and, in each case, the order or decree is not dismissed within 60 days.
SECTION 8
REMEDIES
     8.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the absolute right to retain any original certificates representing the Pledged Class B Stock as the owner thereof. Immediately upon the occurrence of an Event of Default and without further notice, Lender or its nominee shall have, with respect to all shares of Pledged Class B Stock owned beneficially or of record by Borrower, all corporate rights, privileges, options or other rights pertaining thereto as the absolute owner thereof, including, without limitation, the right to vote such shares of Pledged Class B Stock at any annual or special meeting of the stockholders of Federal-Mogul and to give consents, waivers and ratifications with respect thereto, to sell, redeem or exchange any or all of such shares of Pledged Class B Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, pledge, or option pertaining to any of such Shares, and, in connection therewith, to deliver any of such shares of Pledged Class B Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
     8.2 Waivers. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Borrower waives presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agrees that its liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes. Borrower also hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.
     8.3 Limitation on Payments. Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation of Borrower to pay any amounts payable to Lender pursuant to Section 2.2 of this Agreement shall be required to be paid pursuant hereto only (i) by payment of the principal amount of the Note in cash or (ii) by the transfer of the Pledged Class B Stock in accordance with Sections 2.2 and 8.1 hereof. The limitation on payment described in the immediately preceding sentence shall not limit Borrower’s payment obligations in respect of claims for breaches of representations and warranties hereunder and under the other Loan Documents or any taxes, insurance, reasonable attorneys’ fees and expenses and other fees or expenses incurred by Lender or advanced by Lender to or on behalf of Borrower or pursuant to any of the Loan Documents.
SECTION 9
CERTAIN RIGHTS OF LENDER
     9.1 Protection of Collateral. Lender, at Lender’s expense, may, at any time and from time to time, take such actions as Lender deems necessary or appropriate to protect Lender’s lien and security interest in the Collateral or to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender’s rights with respect thereto. Borrower agrees to cooperate fully with all of Lender’s efforts to preserve the Collateral and Lender’s lien and security interest therein.
     9.2 Performance by Lender. If Borrower fails to perform any agreement contained herein, Lender, at Lender’s expense may, but shall not be obligated to, cause the performance of, such agreement.

     9.3 Lender Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Lender and Lender’s successors and assigns.
     9.4 No Liability of Lender. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any Obligations, responsibilities or duties of Borrower arising in connection with any other business of Borrower or otherwise bind Lender to the performance of any Obligations with respect to the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement nor any action or actions on the part of Lender taken hereunder shall constitute an assumption by Lender of any Obligations of Borrower with respect to the Collateral or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of the Obligations thereunder or with respect thereto.
     9.5 Diminution in Value of Collateral. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of the Collateral, specifically including that which may arise from Lender’s negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.
SECTION 10
TERM OF AGREEMENT
     This Agreement shall continue in full force and effect and the Lien and the security interest granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full in cash or Lender has become the owner of the Pledged Class B Stock pursuant to Section 2.2(b) or Section 8.1. Upon the satisfaction of all of the Obligations in cash or after Lender has become the owner of all of the Pledged Class B Stock pursuant to Section 2.2(b) or Section 8.1, (a) this Agreement and the Loan Documents shall be terminated, and (b) the Lien securing the obligations set forth in this Agreement shall automatically terminate and be released, and Lender shall, if requested, execute and deliver any documents to effectuate such release. Borrower expressly agrees that if Borrower makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.
SECTION 11
MISCELLANEOUS
     11.1 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth in Schedule 1 and may be personally served, telecopied or sent by overnight courier, next business day delivery guaranteed, or by U.S. Certified or Registered Mail, Return Receipt Requested, and shall be deemed given:

(a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (eastern time) on a Business Day, otherwise on the next Business Day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below and provided further that the transmission is shown as complete by electronic verification; (c) if by overnight courier, next Business Day delivery guaranteed, on the next Business Day on which delivery is guaranteed after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail, postage prepaid, in a manner that permits the U.S. Postal Service to track the communication.
     11.2 Survival. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Loan (and each part thereof), regardless of any investigation made by or on behalf of Lender.
     11.3 Governing Law and Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PRINCIPLES. BORROWER CONSENTS TO PERSONAL JURISDICTION BEFORE THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE. BORROWER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN NEW CASTLE COUNTY, DELAWARE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS CREATED HEREUNDER OR ANY OF THE LOAN DOCUMENTS AND FURTHER WAIVES ANY CLAIM THAT NEW CASTLE COUNTY, DELAWARE IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS ON BORROWER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO BORROWER AT THE ADDRESS LISTED FOR BORROWER IN SCHEDULE 1. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN CONNECTION WITH ANY ACTION OR SUIT RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
     11.4 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.
     11.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender’s receipt of one or more counterparts hereof signed by Borrower and Lender. The parties agree that any copy of this Agreement or any Loan Documents signed by the parties who are signatories, and transmitted by telecopier or otherwise for delivery to Lender, shall be admissible in evidence as the original itself in any judicial, bankruptcy or administrative proceeding, whether or not the original is in existence.
     11.6 Lender Not Fiduciary. Lender has no fiduciary relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
     11.7 Entire Agreement. This Agreement, including the Exhibits, Schedules, and addenda, and the other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto with respect to the Loan, supersedes all prior agreements and understandings between the parties whether written or oral relating to the Loan provided for hereunder, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties; provided, however, that nothing in this Agreement shall be deemed to be inconsistent with the parties’ obligations under the Plan. There are no oral agreements between Lender and Borrower. This Agreement may be modified or changed only in a writing executed by Lender and Borrower.
     11.8 Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only. Section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.
     11.9 Time. Time is of the essence as to all Obligations of Borrower pursuant to this Agreement.
     11.10 Incorporation. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement. Such Exhibits and Schedules are incorporated herein as if fully set out in this Agreement.
     11.11 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
{Signature Page Follows}

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date set forth above.

BORROWER: FEDERAL-MOGUL ASBESTOS PERSONAL INJURY TRUST
By:	/s/ Edward D. Robertson, Jr.
	Name:	Edward D. Robertson, Jr.
	Title:	Trustee

By:	/s/ Stephen M. Snyder
	Name:	Stephen M. Snyder
	Title:	Trustee

By:	/s/ Kirk Watson
	Name:	Kirk Watson
	Title:	Trustee

LENDER: FEDERAL-MOGUL CORPORATION
By:	/s/ Robert L. Katz
	Name:	Robert L. Katz
	Title:	Senior Vice President and General Counsel